UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2020

Cardtronics plc
(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2050 West Sam Houston Parkway South, Suite 1300, Houston, Texas	77042
(Address of principal executive offices)	Zip Code

(832) 308-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	CATM	NASDAQ Stock Market

Item 8.01 Other Events.

Following the appointment of Rahul Gupta and Michelle Moore to the Board of Directors (the “Board”) of Cardtronics plc (the “Company”), on May 4, 2020 the Board made the following changes to the composition of its committees, such changes are effective as of May 1, 2020:

•Mr. Gupta was appointed to the Audit Committee and the Compensation Committee;
•Ms. Moore was appointed to the Nominating and Governance Committee and the Finance Committee;
•Julie Gardner became the Chair of the Nominating and Governance Committee taking over from Mark Rossi, who has served as Interim Chair, and will no longer serve on the Compensation Committee; and
•Jorge Diaz stepped down from the Audit Committee and the Nominating and Governance Committee in connection with his previously announced decision to retire from the Board and not seek re-election at the upcoming 2020 Annual General Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ Paul A. Gullo
Paul. A. Gullo
Chief Accounting Officer
May 8, 2020